Exhibit 10.2
NEUROPACE, INC.
2009 STOCK PLAN
(as amended through September 20, 2016)

1.    Purposes of the Plan. The purposes of this 2009 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock Purchase Rights may also be granted under the Plan.
2.    Definitions. As used herein, the following definitions shall apply:
(a)    "Administrator" means the Board or its Committee appointed pursuant to Section 4 of the Plan.
(b)    "Affiliate" means an entity other than a Subsidiary in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.
(c)    "Applicable Laws" means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.
(d)    "Board" means the Board of Directors of the Company.
(e)    "Code" means the Internal Revenue Code of 1986, as amended.
(f)    "Committee" means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.
(g)    "Common Stock" means the Class A Common Stock of the Company.
(h)    "Company" means NeuroPace, Inc., a Delaware corporation.
(i)    "Consultant" means any person, including an advisor, who is engaged by the Company, or any Parent, Subsidiary or Affiliate to render services, and is compensated for such services, and any director of the Company whether compensated for such services or not.

(j)    "Continuous Service Status" means the absence of any interruption or termination of service as an Employee or Consultant to the Company or a Parent, Subsidiary or Affiliate. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates or their respective successors. Unless otherwise determined by the Administrator, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status. However, for Incentive Stock Option purposes, termination of Continuous Service Status will occur when the Employee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a termination of Continuous Service Status.
(k)    "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.
(l)    "Director" means a member of the Board.
(m)    "Employee" means any person, including officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.
(n)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(o)    "Fair Market Value" means, as of any date, the fair market value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or the Nasdaq Global Select Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange on the date of determination, or if no trading occurred on the date of determination, on the last market trading day prior to the time of the determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is quoted on an established stock exchange or a national market system or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.
(p)    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.
(q)     "Listed Security" means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulating Authority.
(r)    “Named Executive” means any individual who is a covered employee pursuant to Section 162(m) of the Code.
(s)    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.
(t)    "Option" means a stock option granted pursuant to the Plan.
(u)    "Option Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.
(v)    "Option Exchange Program" means a program approved by the Administrator whereby outstanding Options are exchanged for (A) Options covering the same or a different number of Shares and with a lower exercise price, (B) Stock Purchase Rights, (C) cash and/or (D) other valuable consideration (as determined by the Board, in its sole discretion); or any other action that is treated as a repricing under generally accepted accounting principles.
(w)    "Optioned Stock" means the Common Stock subject to an Option.
(x)    "Optionee" means an Employee or Consultant who receives an Option.
(y)    "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.
(z)    "Participant" means any holder of one or more Options or Stock Purchase Rights, or the Shares issuable or issued upon exercise of such awards, under the Plan.

(aa)    "Plan" means this 2009 Stock Plan.
(bb)    "Reporting Person" means an officer, Director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.
(cc)    "Restricted Stock" means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 10 below.
(dd)    "Restricted Stock Purchase Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.
(ee)    "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.
(ff)    "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
(gg)    "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.
(hh)    "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 10 below.
(ii)    "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.
(jj)    "Ten Percent Holder" means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary.
3.    Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan shall not exceed 48,142,818 Shares, which number is equal to the sum of (i) the number of Shares remaining available for issuance pursuant to the grant and exercise of options or issuance of stock purchase rights under the Company’s 1999 Stock Plan (the “Prior Plan”) as of the Effective Date, plus (ii) an additional number of Shares in an amount not to exceed 1,000,000 Shares, consisting of Shares subject to outstanding options granted under the Prior Plan as of the Effective Date that become available from time to time for issuance under the Plan as such options expire or become unexercisable for any reason without having been exercised in full, are surrendered pursuant to an option exchange program or are retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such exercise, plus (iii) 45,590,999 additional Shares. Notwithstanding anything to the contrary in this Section 3, and subject to the provisions of Section 13, the maximum aggregate number of

Shares that may be issued pursuant to the exercise of Incentive Stock Options shall be 168,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise. If an Option or Stock Purchase Right expires or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option or Stock Purchase Right in order to satisfy the exercise or purchase price for such Option or Stock Purchase Right or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by, or forfeited to, the Company pursuant to any repurchase or forfeiture right which the Company may have shall be available for future grant under the Plan; provided that any Shares issued and repurchased under an Incentive Stock Option may not be issued again pursuant to the exercise of an Incentive Stock Option.
4.    Administration of the Plan.
(a)    General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to grant Options or Stock Purchase Rights under the Plan.
(b)    Administration with Respect to Reporting Persons. With respect to Options granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.
(c)    Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.
(d)    Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:
(i)    to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

(ii)    to select the Consultants and Employees to whom Options and Stock Purchase Rights or any combination thereof may from time to time be granted;
(iii)    to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted;
(iv)    to determine the number of Shares of Common Stock to be covered by each award granted hereunder;
(v)    to approve the forms of agreement for use under the Plan;
(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vii)    to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted and to make any other amendments or adjustments to any Option that the Administrator determines, in its discretion and under the authority granted to it under the Plan, to be necessary or advisable, provided however that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;
(viii)    to determine whether and under what circumstances an Option may be settled in cash under Section 9(f) instead of Common Stock (including pursuant to an Option Exchange Program);
(ix)    to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate;
(x)    to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights;
(xi)    to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;
(xii)    to construe and interpret the terms of the Plan and awards granted under the Plan; and
(xiii)    in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.
(e)    Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.
5.    Eligibility.
(a)    Recipients of Grants. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants; provided, however, that Nonstatutory Stock Options may not be granted to Employees or Consultants who are providing services only to a Parent of the Company, unless the stock underlying such Options is treated as “service recipient stock” under Section 409A of the Code or unless such Options comply with the distribution requirements of Section 409A of the Code. Incentive Stock Options may be granted only to Employees; provided however that Employees of Affiliates shall not be eligible to receive Incentive Stock Options. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.
(b)    Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of grant of such Option.
(c)    At-Will Relationship. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such holder’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without case.
6.    Term of Plan. The Plan shall become effective upon its adoption by the Board (the “Effective Date”). It shall continue in effect for a term of ten years following the earlier of (a) the date the Plan is adopted by the Board or (b) the date the Plan is approved by the stockholders of the Company, unless sooner terminated under Section 15 of the Plan.
7.    Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, is a Ten Percent Holder, the term of such Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.    Option Exercise Price and Consideration.
(a)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:
(i)    In the case of an Incentive Stock Option that is:
(A)    granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or
(B)    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)    In the case of a Nonstatutory Stock Option granted to any Employee or Consultant, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided that notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than 100% of the Fair Market Value per Share if such Option complies with the distribution requirements of Section 409A of the Code.
(iii)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other Corporate Transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.
(b)    Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) subject to any requirements of Applicable Laws, delivery of Optionee's promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate; (4) cancellation of indebtedness; (5) other Shares that (x) in the case of Shares acquired upon exercise of an option, either have been owned by the optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised; (6) if the Option is a Nonstatutory Stock Option, authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such retention in the number of whole Shares to be issued; (7) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes; (8) any combination of the foregoing methods of payment; or (9) such other consideration and method of payment for the issuance of Shares as determined by the Administrator and to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, and the Administrator may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, acceptance of such form of consideration is not in the best interests of the Company at such time.
9.    Exercise of Option.
(a)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave (unless otherwise required by Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued (as evidenced as set forth above), except as provided in Section 12 of the Plan.
Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Employment or Consulting Relationship. In the event of termination of an Optionee’s Continuous Service Status with the Company, such Optionee may, but only within three months (or such other period of time, not less than 30 days, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement) exercise his or her Option to the extent that the Optionee was entitled to exercise the Option and was vested in the Optioned Stock at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option or was not vested in the Optioned Stock at the date of such termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. Unless otherwise determined by the Administrator, no termination shall be deemed to occur and this Section 9(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.
(c)    Disability of Optionee.
(i)    Notwithstanding Section 9(b) above, in the event of termination of an Optionee's Continuous Service Status as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), such Optionee may, but only within twelve months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option made at the time of grant of the Option) from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent entitled to exercise the Option and to the extent the Optionee was vested in the Optioned Stock at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option or was not vested in the Optioned Stock at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the option shall revert to the Plan.
(ii)    In the event of termination of an Optionee’s Continuous Service Status as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), such Optionee may, but only within twelve months (or such other period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option made at the time of grant of the Option) from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent entitled to exercise the Option and to the extent the Optionee was vested in the Optioned Stock at the date of such termination. However, to the extent that such Optionee fails to exercise an Option that is an Incentive Stock Option (within the meaning of Section 422 of the Code) within three months of the date of such termination, the Option will not qualify for Incentive Stock Option treatment under the Code. To the extent that the Optionee was not entitled to exercise the Option or was not vested in the Optioned Stock at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time period specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.
(d)    Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within 30 days following termination of Optionee's Continuous Service Status, the Option may be exercised at any time within twelve months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by such Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date of termination of the Optionee's Continuous Service Status. To the extent that the Optionee was not vested in the Optioned Stock at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.
(e)    Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Status as an Employee or Consultant from the periods set forth in Section 9(b), 9(c) and 9(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.
(f)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
(g)    Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Participant’s death or disability, upon a Corporate Transaction in which the vesting of such Options accelerates, or upon the Participant’s retirement (as such term may be defined in the Participant’s Option Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines) any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.
10.    Stock Purchase Rights.
(a)    Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (if any), and the time within which such person must accept such offer, which shall in no event exceed 30 days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.
(b)    Repurchase Option.
(i)    General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's Continuous Service Status with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the lower of (A) the Fair Market Value of the Shares on the date of repurchase and (B) the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.
(c)    Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.
(d)    Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.
11.    Taxes.
(a)    As a condition of the grant, vesting or exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Option or Stock Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the grant, vesting or exercise of the Option or Stock Purchase Right and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations under this Section 11, the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)    In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.
(c)    This Section 11(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").
(d)    If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting consequences), and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.
(e)    Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 11(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 11(d) above must be made on or prior to the applicable Tax Date.
(f)    In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.
(g)    Notwithstanding anything to the contrary contained in this Plan, to the extent that the Administrator determines that any Option or Stock Purchase Right granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Option or Restricted Stock Purchase Agreement, the Option or Restricted Stock Purchase Agreement evidencing such Option or Stock Purchase Right shall incorporate the terms and conditions necessary for such Option or Stock Purchase Right to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable the Option or Restricted Stock Purchase Agreement), the Plan

and the Option or Restricted Stock Purchase Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A.
(h)    To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Option or Stock Purchase Right may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Options and Stock Purchase Rights and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service Status, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with Applicable Law.
12.    Non-Transferability of Options and Stock Purchase Rights. The Administrator may, in its sole discretion, impose such limitations on the transferability of Options and Stock Purchase Rights as the Administrator shall determine. In the absence of such a determination by the Administrator to the contrary, the following restrictions on the transferability of Options and Stock Purchase Rights shall apply:
(a)    Restrictions on Transfer. An Option or Stock Purchase Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Administrator may, in its sole discretion, permit transfer of the Option or Stock Purchase Right to such extent as permitted by Rule 701 and in a manner consistent with Applicable Laws upon the Participant’s request and may require the Participant to pay, or reimburse, the Company for the Company’s expenses in effecting such transfer.
(b)    Domestic Relations Orders. Notwithstanding the foregoing, an Option or Stock Purchase Right may be transferred pursuant to a domestic relations order, and the Administrator may require the Participant to pay, or reimburse, the Company for the Company’s expenses in effecting such transfer; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(c)    Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or Stock Purchase Right and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or

Stock Purchase Right and receive the Common Stock or other consideration resulting from such exercise.
13.    Adjustments Upon Changes in Capitalization, Corporate Transactions and Certain Other Transactions.
(a)    Changes in Capitalization. Subject to any action required under Applicable Law by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock or any change in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option or Stock Purchase Right.
(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option and Stock Purchase Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.
(c)    Corporate Transaction. In the event of a Corporate Transaction, each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless such successor corporation does not agree to assume the outstanding Options or Stock Purchase Rights or to substitute an equivalent options or rights, in which case such Options or Stock Purchase Rights shall terminate upon the consummation of the transaction.
For purposes of this Section 13(c), an Option or a Stock Purchase Right shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an Option or Stock Purchase Right would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option or the Stock Purchase Right at such time (after giving effect to any adjustments in the number of Shares covered by the Option or Stock Purchase Right as provided for in this Section 13); provided however that if such consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option or Stock Purchase Right to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.
(d)    Certain Distributions. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.
14.    Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.
15.    Amendment and Termination of the Plan.
(a)    Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 13 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
(b)    Effect of Amendment or Termination. No amendment or termination of the Plan shall materially and adversely affect Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.
16.    Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.
As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law. Shares issued upon exercise of Options and Stock Purchase Rights granted prior to the date on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as are reflected in the applicable Option Agreement or Restricted Stock Purchase Agreement. In addition, Options and Stock Purchase Rights issued prior to the date on which the Common Stock becomes a Listed Security shall require the Participant to agree to a lock-up agreement in connection with public offerings of the Company's stock that applies to all capital stock and rights to purchase capital stock of the Company held by the Participant on such terms and subject to such conditions as are reflected in the applicable Option Agreement or Restricted Stock Purchase Agreement.
17.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
18.    Agreements. Options and Stock Purchase Rights shall be evidenced by Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.
19.    Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.
20.    Information and Documents to Optionees and Purchasers. Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. Except as required by Applicable Law, the Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information. In addition, at the time of issuance of any securities under the Plan, the Company shall provide to the Optionee or the purchaser a copy of the Plan and any agreement(s) pursuant to which securities granted under the Plan are issued.
21.    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

22.    Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
23.    Compliance with Exemption Provided by Rule 12h-1(f). If: (i) the aggregate of the number of Optionees and the number of holders of all other outstanding compensatory employee stock options to purchase shares of Common Stock equals or exceeds 500, and (ii) the assets of the Company at the end of the Company’s most recently completed fiscal year exceed $10 million, then the following restrictions shall apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act: (A) the Options and the shares of Common Stock acquired upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) promulgated under the Exchange Act (“Rule 12h-1(f)”), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the Optionee, or (3) to an executor upon the death of the Optionee (collectively, the “Permitted Transferees”); provided, however, the following transfers are permitted: (i) transfers by the Optionee to the Company, and (ii) transfers in connection with a change of control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the Options; (B) except as otherwise provided in (A) above, the Options and shares of Common Stock acquired upon exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Optionee prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to Optionees (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every six months, including financial statements that are not more than 180 days old; provided, however, that the Company may condition the delivery of such information upon the Optionee’s agreement to maintain its confidentiality.